
                     Form Only (may need to be modified to conform to local law)


                        VACATION CLUB SECURITY AGREEMENT


                  THIS VACATION CLUB SECURITY AGREEMENT (this "Agreement"), dated as of the ___ day of _______________, 1999, made by _________ (the
"Grantor"), in favor of United States Trust Company of New York ("U.S. Trust"), in its capacity as trustee (in such capacity, the "Trustee") under the Indenture (as defined), for the ratable benefit of the Holders (the "Noteholders") of the 13% Senior Secured Notes due 2005 (the "Notes") issued by Epic Resorts, LLC, a Delaware limited liability company (the "Company"), and Epic Capital Corp., a Delaware corporation ("Capital Corp." and, together with the Company, the "Note Issuers") under the Indenture dated as of July 8, 1998 (as heretofore and hereafter amended, the "Indenture"), among the Note Issuers, the Subsidiary Guarantors named therein and the Trustee.

                                    RECITALS

                  A. Grantor is, or heretofore was, the owner of [identify Resort] (the "Resort").

                  B. Grantor's interest in the Resort is encumbered by a mortgage or deed of trust (the "Security Instrument") granted to or for the benefit of Trustee as security for the Obligations (hereinafter defined).

                  C. Grantor has conveyed, or is about to convey, portions of the Resort to the Vacation Club (hereinafter defined) and may convey additional portions of the Resort to the Vacation Club in the future.

                  D. Grantor has requested Trustee to release, from time to time, the lien of the Security Instrument from the portions of the Resort conveyed from time to time by Grantor to the Vacation Club, and Trustee is willing to do so pursuant to the terms of the Indenture.

                  E. One of the conditions to Trustee's obligation to release the portions of the Resort conveyed to the Vacation Club is that Grantor retain, or immediately obtain from the Vacation Club at the time of such conveyance, Club Membership Interests (hereinafter defined) in the Vacation Ownership Interests (hereinafter defined) allocable and attributable to the portions of the Resort conveyed to the Vacation Club by Grantor, and that Grantor grant to Trustee a security interest in and to those Club Membership Interests.

                  NOW, THEREFORE, in consideration of the premises and pursuant to the Indenture, the Grantor hereby agrees with the Trustee, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Indenture and used herein are so used as so defined, and the meanings assigned to terms defined herein or in the Indenture shall be equally applicable to both the singular and plural forms of such terms; the following terms which are defined in the Uniform Commercial Code in effect in the State of ________________ on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                  "Club Membership Interest" means a Vacation Ownership Interest in the Resort evidenced by membership interests, or points, in the Vacation Club.

                  "Code" means the Uniform Commercial Code as from time to time in effect in the State of ______________________________.

                  "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

                  "Obligations" shall mean the unpaid principal amount of, or any premium applicable to, and interest on the Notes (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Subsidiary Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of any Subsidiary Guarantor to the Holders or the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Indenture or this Security Agreement (in each such case as the same may be amended, supplemented or modified from time to time) and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel) or otherwise.

                  "Security Agreement" means this Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Termination Date" means the date upon which the Grantor under this Security Agreement, and the Note Issuers under the Indenture have fulfilled all obligations under the Notes and the aforementioned agreements.

                  "Vacation Club" means Epic Vacation Club, a Delaware nonprofit corporation, through which the Company operates its vacation club system.

                  "Vacation Ownership Interests" means the right to use (whether arising by virtue of a deeded interest in real property or otherwise, including pursuant to a membership interest in the Vacation Club), a fully-furnished vacation residence (whether specifically identified or not) in the Resort for a specified period each year or otherwise.

                  2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the Stated Maturity, by acceleration or otherwise) of the Obligations, Grantor hereby grants to the Trustee a security interest for the benefit of the Holders and the Trustee in Club Membership Interests now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral").

                  3. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants that:

                  (a) TITLE, NO OTHER LIENS. Except for the Lien granted to the Trustee pursuant to this Security Agreement, the Grantor owns the Collateral free and clear of any and all Liens or claims of others except as permitted by the Indenture. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except as permitted by the Indenture and such as may have been filed in favor of the Trustee, pursuant to this Security Agreement.

                  (b) PERFECTED FIRST PRIORITY LIENS. The Liens granted pursuant to this Security Agreement will constitute upon the completion of all necessary filings or notices in proper public offices or the taking of any necessary possessions or similar acts, perfected Liens on all Collateral, which are, except as permitted by the Indenture, prior to all other Liens on such Collateral created by Grantor and in existence on the date hereof and which are enforceable as such against all creditors of Grantor.

                  (c) CHIEF EXECUTIVE OFFICE. Grantor's chief executive office and chief place of business is located at 1150 First Avenue, Suite 900, King of Prussia, Pennsylvania 19406.

                  (d) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4. COVENANTS. Grantor covenants and agrees with the Trustee, from and after the date of this Security Agreement, until the Obligations are paid in full:

                  (a) FURTHER DOCUMENTATION, PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as may be required by applicable law or as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any such jurisdiction with respect to the Liens created hereby. Grantor also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Security Agreement.

                  (b) INDEMNIFICATION. Grantor agrees to pay, and to save the Trustee harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the


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

Collateral, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Trustee under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, Grantor will save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Grantor.

                  (c) MAINTENANCE OF RECORDS. Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. For the Trustee's further security, the Trustee shall have a security interest in all of Grantor's books and records pertaining to the Collateral, and Grantor shall turn over any such books and records for inspection at the office of Grantor to the Trustee or to its representatives during normal business hours at the request of the Trustee.

                  (d) LIMITATION ON LIENS ON COLLATERAL. Grantor (x) will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Indenture, and (y) will defend the right, title and interest of the Trustee in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (e) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for as permitted by the Indenture and as provided herein.

                  (f) FURTHER IDENTIFICATION OF COLLATERAL. Grantor will furnish to the Trustee from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

                  (g) NOTICES. Grantor will advise the Trustee promptly, in reasonable detail, of (i) any Lien (other than Liens created hereby or permitted under the Indenture) on, or claim asserted against, any of the Collateral, and
(ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (h) CHANGES IN LOCATIONS, NAME, ETC. Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3(c) or (ii) change its name, identity or corporate structure, to such an extent that any financing statement filed by Grantor in connection with this Security Agreement would become misleading, unless it shall have given the Trustee at least 30 days' prior written notice thereof and shall have filed all

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

amendments to financing statements necessary to maintain the Liens created hereby as required by Section 4(a) above.

                  5. PARTIAL RELEASES OF COLLATERAL.

                  (a) AUTOMATIC PARTIAL RELEASE UPON SALE IN ORDINARY COURSE OF BUSINESS. The Lien and security interest created hereby on each Club Membership Interest covered hereby shall be released automatically (a "Partial Release") at the time of the transfer of title to such Club Membership Interest (a "Transfer") by Grantor, provided that the following conditions have been met with respect to such Transfer:

                  (A) The Transfer must be pursuant to a written agreement (a "Purchase Agreement") providing for the purchase and sale of one or more Club Membership Interests (any Club Membership Interest which is the subject of a Purchase Agreement is referred to in this Section 5 as a "Sold Interest").

                  (B) The Transfer must be in the ordinary course of business.

                  (C) The Transfer must be to a Person who is not an Affiliate of the Issuers, Grantor, or any other Subsidiary Guarantor.

                  (b) CONFIRMATION OF COLLATERAL AND PARTIAL RELEASES. From time to time, upon request of the Trustee, Grantor shall provide to the Trustee a list of all Collateral then subject to the terms of this Security Agreement, identifying all Club Membership Interests which have become subject hereto as of that date, and all Club Membership Interests which have been released herefrom as of that date, pursuant to the terms of Section 5(a). From time to time, upon the written request of Grantor and upon compliance by the Grantor with Section
11.03 of the Indenture, the Trustee shall execute such instruments, including UCC Statements of Partial Release, reasonably requested by Grantor (and prepared by Grantor and submitted to Trustee for execution) evidencing and confirming that the lien and security interest hereof has been released from the Sold Interests.

                  6. TRUSTEE'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) POWERS. Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time (in the Trustee's discretion) for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives the Trustee the power and right, on behalf of Grantor, without notice to or assent by Grantor, except any notice required by law referred to in Section 9 hereof, to do the following:


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

                           (i) at any time when any Event of Default shall have occurred and is continuing, in the name of Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys or with respect to any of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys with respect to any of the Collateral whenever payable;

                           (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                           (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (B) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral, including Purchase Agreements; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral, including Purchase Agreements; (E) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and Grantor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full.

                  (b) OTHER POWERS. Grantor hereby authorizes the Trustee, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) NO DUTY ON TRUSTEE'S PART. The powers conferred on the Trustee hereunder are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for


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

amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7. PERFORMANCE BY TRUSTEE OF GRANTOR'S OBLIGATIONS. If Grantor fails to perform or comply with any of its agreements contained herein and the Trustee, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Trustee incurred in connection with such performance or compliance, together with interest thereon at a rate per annum specified in Section 4.01(b) of the Indenture, shall be payable by Grantor to the Trustee on demand and shall constitute Obligations secured hereby.

                  8. PROCEEDS. It is agreed that if an Event of Default shall occur and be continuing (a) all Proceeds received by Grantor consisting of cash, checks and other instruments in respect of sales of Vacation Ownership Interests, sales of Club Membership Interests, and the cash proceeds thereof shall be held by Grantor in trust for the Trustee, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to the Trustee in the exact form received by Grantor (duly indorsed by Grantor to the Trustee, if required), and (b) any and all such Proceeds received by the Trustee (whether from Grantor or otherwise) may, in the sole discretion of the Trustee, be held by the Trustee as collateral security for, and/or then or at any time thereafter may be applied by the Trustee against, the Obligations (whether matured or unmatured), such application to be in such order as the Trustee shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive the same.

                  9. REMEDIES. If an Event of Default shall occur and be continuing, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, in the Indenture and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more portions at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released. Grantor further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at Grantor's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt,


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

appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, as required by Section 6.10 of the Indenture, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Trustee account for the surplus, if any, to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by the Trustee of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee to collect such deficiency. All rights of the Trustee with respect to the Collateral shall be subject to the rights of purchasers who have entered into Purchase Agreements with respect thereto.

                  10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. For all purposes of this Security Agreement, in the performance of its duties or obligations hereunder, the Trustee shall be entitled to the benefits of the Trustee set forth in Article 7 of the Indenture.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until the Obligations are indefeasibly paid in full.

                  12. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. PARAGRAPH HEADINGS. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof

                  14. NO WAIVER, CUMULATIVE REMEDIES. The Trustee shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No


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

failure to exercise, nor any delay in exercising, on the part of the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  15. WAIVERS AND AMENDMENTS, SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Grantor and the Trustee, provided that any provision of this Security Agreement may be waived by the Trustee in a written letter or agreement executed by the Trustee or by facsimile transmission from the Trustee. This Security Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of the Trustee, the Holders and their respective successors and assigns.

                  16. TERMINATION OF SECURITY INTEREST, RELEASE OF COLLATERAL.

                  (a) Upon the repayment in full of all Obligations, the security interest granted in the Collateral pursuant to this Security Agreement shall terminate and all rights to the Collateral shall revert to the Grantor.

                  (b) Upon any such termination of the security interest granted in the Collateral pursuant to this Security Agreement or release of Collateral pursuant to this Section, the Trustee will, at the expense of Grantor and upon compliance by the Grantor with Section 11.03 of the Indenture, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the termination of such security interest and deliver to Grantor all Collateral so released then in its possession.

                  17. NOTICES. All notices or other communications provided for hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service, (i) if to Grantor, addressed to it at 1150 First Avenue, Suite 900, King of Prussia, Pennsylvania 19406, or at such other address as Grantor shall have specified to the Trustee, and (ii) if to the Trustee, addressed to it at 114 West 47th Street, New York, New York 10036-1532, or at such other address as the Trustee shall have specified to Grantor.

                  18. INTEGRATION. This Security Agreement and the Indenture represent the agreement of Grantor and the Trustee with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Trustee relative to subject matter hereof not expressly set forth or referred to herein and in the Indenture.

                  19. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF GRANTOR UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
______________.


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

                  IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:                                     [SUBSIDIARY GUARANTOR]



                                             By:
                                                ------------------------------
                                                   Name:
                                                   Title:


Accepted and Agreed:

UNITED STATES TRUST COMPANY
OF NEW YORK, as Trustee



By:
   ----------------------------
      Name:
      Title:


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